UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2020

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)   In response to the impacts of COVID-19 on the business of The Cheesecake Factory Incorporated (the “Company”), our Chief Executive Officer and other named executive officers (as defined in the proxy statement for our 2019 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 18, 2019) have elected to reduce their 2020 base salaries by 20% effective April 1, 2020. In addition, our Board of Directors has elected to take a 20% reduction in annual cash retainer fees. On March 25, 2020, the Compensation Committee of our Board of Directors approved these changes in named executive officer compensation.

ITEM 7.01	REGULATION FD DISCLOSURE

Effective April 1, 2020, in addition to base salary reductions for our Chief Executive Officer and other named executive officers and the reduction to the Board of Directors cash retainer fees described above under Item 5.02(e), we have reduced pay for all corporate employees and bakery administration employees by graduated amounts between 10% and 20%.

In addition, due to the curtailment of our dine-in restaurant operations and landlord closures of certain properties, we have furloughed approximately 41,000 hourly restaurant staff members. The furloughed staff members will retain their benefits eligibility and insurance until June 1, 2020 and will be provided a daily complimentary meal from their restaurant.

Given the impact of governmental regulations and landlord decisions to close properties, considering the nature of our rent obligations and as part of ongoing efforts to manage our financial position and further preserve financial flexibility, we are not planning to pay rent on our leases for the month of April 2020 at this time. We are in various stages of discussions with our landlords regarding ongoing rent obligations, including the potential deferral, abatement and/or restructuring of rent otherwise payable during the period of the COVID-19 related closure.

The disclosure set forth in Item 5.02(e) above is incorporated by reference into and furnished under this Item 7.01.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements related to pay reductions, curtailment of dine-in restaurant operations and landlord closures of certain properties, employee furloughs and benefits, plans with respect to payment of rent and landlord discussions. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer